Exhibit 99
KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
ANNOUNCES STOCK ACQUISITION OF UTXL, INC., A PREMIER THIRD-PARTY LOGISTICS COMPANY, BASED IN KANSAS CITY, MISSOURI

PHOENIX, ARIZONA – On Tuesday, June 1, 2021, Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift"), acquired 100% of the equity interests of Kansas City, Missouri-based UTXL, Inc. ("UTXL"). UTXL is a premier third-party logistics company, specializing in over-the-road full truckload and multi-stop loads in any length of haul throughout the United States, Canada, and Mexico.
The purchase price consideration was approximately $22.5 million, a portion of which was placed in escrow to secure indemnification obligations. The purchase price consideration is subject to a customary working capital adjustment and additional potential deferred payments over the next two years. UTXL generated over $100 million in operating revenue last year, contributing to an operating ratio in the low-90s.
Knight-Swift CEO, Dave Jackson, conveyed the following, "The UTXL team’s excellence in providing customer-specific solutions will be an invaluable complement to our Knight-Swift transportation service offerings. UTXL provides outstanding and unique customer service with some of the truckload industry’s most demanding service requirements. Knight-Swift will support the UTXL brand and independent operations, consistent with previous acquisitions, while leveraging technology and economies of scale to create synergies."
Paul Schultz, UTXL CEO, commented, "When the UTXL ownership group first discussed selling, we made it clear that the future of our people and the cultural fit would be imperative to further discussions with potential buyers. At UTXL we are committed to pursuing perfection and achieving excellence, and we found a similar focus within the Knight-Swift team. We additionally recognized Knight-Swift’s commitment to employee development and success, as well as their empowerment of regional management teams, which strongly aligns with our UTXL goals. Once UTXL and Knight-Swift began discussions, we quickly realized that we found a dynamic leadership team to support us, as we gain momentum in growing our business and continue to strengthen the UTXL brand. We are proud of our accomplishments at UTXL and excited for the opportunities that are ahead of us, as we embark upon this journey with the Knight-Swift team."
Advisors
Scudder Law Firm, P.C., L.L.O. of Lincoln, Nebraska served as transaction and legal advisor and Dinan Capital Advisors served as financial advisor to Knight-Swift. Dysart Taylor Cotter McMonigle & Brumitt, P.C. of Kansas City, Missouri served as legal counsel to UTXL.
About Knight-Swift:
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally may be identified by words such as “anticipates,” “believes,” “estimates,” “plans,” “projects,” “expects,” “hopes,” “intends,” “will,” “could,” “may,” and terms and phrases of similar substance. In this press release, forward-looking statements cover matters such as the future operations of UTXL. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-

Exhibit 99
looking statements. Accordingly, actual results may differ from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by Knight-Swift in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Knight-Swift disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact: David Jackson, President and CEO, or Adam Miller, CFO — (602) 606-6349